                                                                    EXHIBIT 99.1

          M-WAVE ANNOUNCES ANNUAL AND FOURTH QUARTER RESULTS FOR 2001

BENSENVILLE, Ill., Feb. 5 /PRNewswire-FirstCall/ -- M-Wave, Inc. (Nasdaq: MWAV - news), a value added service provider of high performance circuit boards used in a variety of digital and high frequency applications, announced net sales of $54,824,000 for year ended December 31, 2001 and a net profit of $3,797,000 or $0.84 per share compared to net sales of $57,560,000 and a net income of $3,940,000 or $0.86 per share for the year ended December 31, 2000.

For the fourth quarter ended December 31, 2001, the Company announced net sales of $8,238,000 with a net income of $469,000 or $0.11 per share, compared to a net income of $1,820,000 or $0.40 per share a year ago. Results for the fourth quarter were $0.02 higher than analyst's expectations.

Cash levels increased from $1,231,000 at December 31, 2000 to $2,707,000 at December 31, 2001. Accounts receivable and inventories were down $10,845,000 from December 31, 2000, which was partially offset by a decrease in accounts payable of $3,404,000. The Company also paid down $4,774,000 of debt in 2001.

"2001 was a tough year for M-Wave and the printed circuit industry as a whole, said Joseph A. Turek, Chairman and Chief Executive Officer. "However, it was a major accomplishment and validation of our Virtual Manufacturing concept that we were able to maintain relatively flat sales this last year."

Turek went on to say, "We accomplished most of our objectives in 2001, bringing our new state-of-the-art prototype facility in West Chicago on line in December, increasing the sales force five-fold and expanding procurement, customer service and quality personnel."

"We continue to increase our customer base with Virtual Manufacturing as many new customers find supply chain management of printed circuits a way of reducing their costs," said Turek, "and we recently announced the signing of supply chain contracts with three new customers including Westell, International Control Services and BECS Technology. We believe our business will remain constant in the first quarter and begin increasing in the second quarter of 2002."

Join M-Wave on its quarterly Conference call on Wednesday, February 6, 2002 at 10:00 am CST at 703-871-3627 or 888-806-9467 at least five minutes before start time or on www.vcall.com .

About M-Wave:

Established in 1988 and headquartered in the Chicago suburb of Bensenville, Ill., M-Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M-Wave services customers like Lucent Technologies and Motorola, Inc. with its patented bonding technology, Flexlink II(TM) and its supply chain management program called Virtual Manufacturing. The Company trades on the Nasdaq National market under the symbol "MWAV". Visit the Company on its web site at www.mwav.com.

This news release contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgment on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested above. Factors that could cause actual results to differ include the following: dependence on suppliers and subcontractors for circuit board components; successful award of contracts under bid; a highly competitive environment; design and production delays; cancellation or reductions of contract orders; effective utilization of existing and new manufacturing resources; pricing pressures by key customers; and other factors detailed in the Company's Securities and Exchange Commission filings.





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                                  M-WAVE, Inc.
                       CONSOLIDATED STATEMENTS OF INCOME



                                     Three months ended December 31,
                                     -------------------------------
                                          2000            2001
                                     -------------    --------------

Net sales                             $ 22,091,523      $  8,238,239
Cost of goods sold                      18,485,412         6,825,776
                                      ------------      ------------
  Gross profit                           3,606,111         1,412,463

Operating expenses:
  General and administrative               709,249           486,202
  Selling and marketing                    485,701           343,037
                                      ------------      ------------
    Total operating expenses             1,194,950           829,239
                                      ------------      ------------
  Operating income                       2,411,161           583,224

other income (expense):
  Interest income                           34,827            59,534
  Interest expense                        (119,366)          (14,670)
  Insurance settlement                      61,965                 0
  Gain (loss) on disposal of assets              0            99,337
  Rental income                             51,000            57,800
                                      ------------      ------------
    Total other income (expense)            28,426           202,001
                                      ------------      ------------
    Income before income taxes           2,439,587           785,225

Provision for income taxes                 619,446           315,899
                                      ------------      ------------
Net income                            $  1,820,141      $    469,326

Weighted average shares outstanding      4,572,184         4,456,932

Basic earnings per share              $       0.40      $       0.11



                See notes to consolidated financial statements.

                                  M-WAVE, Inc.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                            Twelve months ended December 31,
                                          -----------------------------------
                                              2000                    2001
                                          -----------             -----------

Net sales                                 $57,559,962             $54,824,432
Cost of goods sold                         47,671,167              44,452,838
                                          -----------             -----------
  Gross profit                              9,888,795              10,371,594

Operating expenses:
  General and administrative                2,457,677               2,530,607
  Selling and marketing                     1,526,676               1,536,411
                                          -----------             -----------
    Total operating expenses                3,984,353               4,067,018
                                          -----------             -----------
  Operating income                          5,904,442               6,304,576

Other income (expense):
  Interest income                             114,173                 112,392
  Interest expense                           (339,312)               (424,661)
  Rental income                               204,000                 176,800
  Insurance settlement                         61,965                       0
  Gain (loss) on disposal of assets                 0                  99,337
                                          -----------             -----------
    Total other income (expense)               40,826                 (36,132)
                                          -----------             -----------
    Income before income taxes              5,945,268               6,268,444

Provision for income taxes                  2,005,306               2,471,655
                                          -----------             -----------
Net income                                $ 3,939,962             $ 3,796,789

Net income per share basic and diluted          $0.86                   $0.84

Weighted average shares                     4,561,957               4,536,204

                See notes to consolidated financial statements.

                                  M-WAVE, Inc.
                          CONSOLIDATED BALANCE SHEETS


                                               December 31       December 31
                                                   2000              2001
                                               -----------       -----------
          ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                  $ 1,230,999       $ 2,707,273
    Accounts receivable, net of allowance
     for doubtful accounts, 2000- $100,000:
     2001- $100,000                             12,378,766         8,829,686
    Inventories                                  8,859,795         1,564,008
    Deferred income taxes                        1,118,242           649,814
    Prepaid expenses and other                      47,688           105,613
                                               -----------       -----------
        Total current assets                    23,635,490        13,856,394

PROPERTY, PLANT AND EQUIPMENT:
    Land, buildings and improvements             6,488,057         7,219,799
    Machinery and equipment                      8,731,449        13,062,860
                                               -----------       -----------
        Total property, plant and
         equipment                              15,219,506        20,282,659
    Less accumulated depreciation               (6,914,345)       (7,836,882)
                                               -----------       -----------
        Property, plant and equipment-net        8,305,161        12,445,777
NOTE RECEIVABLE                                    195,391                 0
OTHER ASSETS                                        54,915           331,731
                                               -----------       -----------
TOTAL                                          $32,190,957       $26,633,902
                                               ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                           $ 6,516,541       $ 3,112,370
    Accrued expenses                             1,603,474         1,491,547
    Accrued income taxes                           146,287           152,931
    Current credit line debt                     5,500,000                 0
    Current portion of long-term debt            3,229,580         1,378,767
                                               -----------       -----------
        Total current liabilities               16,995,882         6,135,615

DEFERRED INCOME TAXES                              522,593                 0
LONG-TERM DEBT                                     166,506         2,743,527
STOCKHOLDERS' EQUITY:
    Preferred stock, $.01 par value;
     authorized, 1,000,000 shares;
     no shares issued                                    0                 0
    Common stock, $.01 par value;
     authorized, 10,000,000 shares
     6,179,112 shares issued and
     4,572,184 shares outstanding
     at December 31, 2000, 6,179,112
     shares issued and 4,456,294
     shares outstanding at
     December 31, 2001                              30,895            30,895
    Additional paid-in capital                   8,439,072         8,439,072
    Retained earnings                            7,715,283        11,512,072
    Treasury stock, at cost,
     1,606,928 shares, at
     December 31, 2000 and
     1,722,815 shares at
     December 31, 2001                          (1,679,274)       (2,227,279)
                                               -----------       -----------
        Total stockholders' equity              14,505,976        17,754,760
                                               -----------       -----------
TOTAL                                          $32,190,957       $26,633,902
                                               ===========       ===========

                See notes to consolidated financial statements.

                                 M-WAVE, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                Twelve months ended December 31,
                                                --------------------------------
                                                      2000            2001
                                                --------------    --------------

OPERATING ACTIVITIES:
    Net income                                    $  3,939,962     $  3,796,789
                                                  ------------     ------------
    Adjustments to reconcile net loss
      to net cash flows from operating
      activities:
    (Gain) loss on disposal of
      property, plant and equipment               $          0     $   (291,122)
    Depreciation and amortization                 $  1,058,657     $  1,367,276
    Deferred income taxes                         $   (190,982)        $(54,165)
    Reserve for notes receivable                  $    450,000         $195,391
  Changes in assets and liabilities:
    Accounts receivable-trade                     $ (9,858,696)    $  3,549,080
    Inventories                                   $ (6,829,378)    $  7,295,787
    Income taxes                                  $    146,287           $6,644
    Prepaid expenses and other assets             $    (25,946)    $   (334,741)
    Accounts payable                              $  4,542,474     $ (3,404,171)
    Accrued expenses                              $  1,095,018     $   (111,927)
                                                  ------------     ------------
          Net cash flows provided by
            operating activities                  $ (5,672,604)    $ 12,014,841

INVESTING ACTIVITIES:
    Purchase of property, plant and equipment     $ (2,421,443)    $ (7,558,146)
    Purchase treasury stock                       $          0        $(548,005)
    Proceeds from sale of property, plant and
      equipment                                   $          0     $  2,341,376
                                                  ------------     ------------
          Net cash flows used in
            investing activities                  $ (2,421,443)    $ (5,764,775)

FINANCING ACTIVITIES:
    Common stock issued upon exercise
      of stock options                            $     90,437     $          0
    Credit line debt                              $  5,500,000     $ (5,500,000)
    Long term debt                                $  1,509,286     $  3,955,859
    Payments on short and long term debt          $   (361,562)    $ (3,229,651)
                                                  ------------     ------------
        Net cash flows used in
        financing activities                      $  6,738,161     $ (4,773,792)
                                                  ------------     ------------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                      $ (1,355,886)    $  1,476,274

CASH AND CASH EQUIVALENTS - Beginning
  of period                                       $  2,586,885     $  1,230,999
CASH AND CASH EQUIVALENTS - End of
  period                                          $  1,230,999     $  2,707,273


Supplemental Disclosures of Cash Flow
Information:

    Cash paid during the period for interest      $    339,312     $    424,661
    Income tax refunds/ (payments)                $ (2,050,000)    $ (2,520,133)



                See notes to consolidated financial statements.